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                                                                     Exhibit 5.2

                                  May 11, 2000

Cornerstone Properties Inc.
126 East 56th Street
New York, New York 10022

         RE:      Registration of Shares

Ladies and Gentlemen:

         We have acted as special Nevada counsel for Cornerstone Properties Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 ("Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the registration by the Company of 19,214,088 shares ("Shares") of Common Stock, no par value per share (the "Common Stock").

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law (as defined in the Accord) covered by the Opinions (as defined in the Accord) expressed herein is limited to the Law of the State of Nevada.

         In connection with the Opinions hereinafter given, we have examined copies of the documents listed below:

         (i) Amended and Restated Bylaws of the Company, dated as of December 16, 1998, as amended on April 12, 1999, certified as of the date hereof by the Secretary of


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Cornerstone Properties
May 11, 2000
Page 2


                  the Company (as amended, the "Bylaws");

         (ii) Restated Articles of Incorporation of the Company, as amended, certified by the Nevada Secretary of State as of April 12, 2000, and certified as of the date hereof by the Secretary of the Company (the "Articles");

         (iii) resolutions of the board of directors of the Company, dated July 26, 1999, certified as of the date hereof by the Secretary of the Company;

         (iv) certificate of corporate existence for the Company, dated May 10, 2000, issued by the Secretary of State of Nevada; and

         (v)      the Registration Statement.

         We have examined originals or copies of such corporate records and certificates of public officials as we have deemed necessary or advisable for the purposes of this Opinion Letter. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein, including without limitation, the certificate of the Company's Secretary, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

         Based upon and subject to the foregoing, and subject to the qualifications, limitations, restrictions and assumptions set forth below, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

         2. The Company has the authority to issue up to Two Hundred Fifty Million (250,000,000) shares of Common Stock.

         3. The Shares have been duly authorized and, upon issuance in accordance with resolutions of the Company's board of directors adopted June 26, 1999, including receipt of the consideration required thereby, will be validly issued, fully paid and nonassessable.

         Nothing herein shall be deemed an opinion as to the laws of any other jurisdiction other than the State of Nevada.

         This Opinion Letter is intended solely for the use of the Company in connection with the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person without the written consent of this firm; provided,



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Cornerstone Properties
May 11, 2000
Page 3


we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, and we disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.


                                                    Very truly yours,

                                                    /s/ LIONEL SAWYER & COLLINS

                                                    LIONEL SAWYER & COLLINS


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Cornerstone Properties
May 11, 2000
Page 4


                                   Exhibit A

                            SECRETARY'S CERTIFICATE
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                             CORNERSTONE PROPERTIES

                             SECRETARY'S CERTIFICATE

       The undersigned, Thomas P. Loftus, Secretary of Cornerstone Properties Inc., a Nevada corporation (the "Company"), does hereby certify as of the date hereof as follows:

       1. I am the duly elected and presently acting Secretary of the Company and as such have had access to the corporate records of the Company and am familiar with the matters therein contained and herein certified.

       2. Attached hereto as Exhibit 1 is a copy of the Company's Amended and Restated Bylaws, dated December 16, 1998 ("Restated Bylaws"). Other than the amendment adopted by the Company's Board of Directors on April 12, 1999, a true, correct and complete copy of which amendment is attached hereto as Exhibit 2, the Restated Bylaws have not been amended, modified, annulled or revoked and are in full force and effect.

       3. Attached hereto as Exhibit 3 are copies of resolutions of the Company's Board of Directors, dated as of July 26, 1999. Such resolutions are the only resolutions or actions of the Company's Board of Directors dealing with the stock described therein and such resolutions have not been amended, modified, annulled or revoked and are in full force and effect.

       4. Attached hereto as Exhibit 4 is a copy of the Company's Articles of Incorporation (the "Articles") as certified by Nevada's Secretary of State on April 12, 2000. The Articles have not been amended, modified, annulled or revoked and are in full force and effect.

       5. The number of shares of the Company's common stock issued and outstanding does not exceed 131,000,000.

       6. Attached hereto as Exhibit 5 is a specimen stock certificate identical in all material respects to the stock certificate to be issued in connection with the stock issuance referenced in paragraph 3 hereof.

       In witness whereof, I have hereunto set my hand this 11th day of May, 2000.

                                             /s/ THOMAS P. LOFTUS
                                             --------------------------
                                             Thomas P. Loftus
                                             Secretary


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                                    Exhibit 1

                                     Bylaws

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 2

                               Amendment to Bylaws

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 3

                                   Resolutions

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 4

                            Articles of Incorporation

               [deleted but on file with Lionel Sawyer & Collins]

                                    Exhibit 5

                           Specimen Stock Certificate

               [deleted but on file with Lionel Sawyer & Collins]